UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2007

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction Of incorporation)	001-31451 (Commission File Number)	22-3680505 (IRS Employer Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation.
2007 Credit Facility
          On May 18, 2007, BearingPoint, Inc. (the “Company”), BearingPoint, LLC, certain of the Company’s subsidiaries as guarantors, the lenders party thereto, UBS Securities LLC, as Arranger, Lead Bookmanager, Documentation Agent and Syndication Agent, Morgan Stanley Senior Funding, Inc., as Co-Bookmanager, UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent, and Wells Fargo Foothill, LLC and UBS AG, Stamford Branch, as Issuing Banks, entered into a $400.0 million senior secured credit facility (the “2007 Credit Facility”). The 2007 Credit Facility consists of (1) term loans in an aggregate principal amount of $250.0 million (the “Term Loans”) and (2) a letter of credit facility in an aggregate face amount of $150.0 million (the “LC Facility”). Borrowings under the 2007 Credit Facility will be used for general corporate purposes, including the payment of obligations outstanding under the 2005 Credit Facility (as described in Item 1.02 below), and the payment of fees, commissions and expenses incurred by the Company in connection with the 2007 Credit Facility and the refinancing of the 2005 Credit Facility. At closing on May 18, 2007, the Company borrowed $250.0 million under the Term Loan and an aggregate of approximately $89.3 million of letters of credit outstanding under the 2005 Credit Facility were assumed under the LC Facility.
          Interest on loans under the 2007 Credit Facility is calculated, at the Company’s option, (1) at a rate equal to 4.0% plus the London Interbank Offered Rate, or LIBOR, or (2) at a rate equal to 3.0% plus the higher of (a) the federal funds rate plus 0.5% and (b) UBS AG, Stamford Branch’s prime commercial lending rate. The 2007 Credit Facility has a maturity date of May 18, 2012.
          The Company’s obligations under the 2007 Credit Facility are secured by liens and security interests in substantially all of the assets of the Company and most of its material domestic subsidiaries, as guarantors of such obligations (including a pledge of 65% of the stock of certain foreign subsidiaries of the Company), subject to certain exceptions.
          The 2007 Credit Facility requires the Company to make prepayments of outstanding Term Loans and cash collateralize outstanding Letters of Credit in an amount equal to (i) 100% of the net proceeds received from property or asset sales (subject to exceptions), (ii) 100% of the net proceeds received from the issuance or incurrence of additional debt (subject to exceptions), (iii) 100% of all casualty and condemnation proceeds (subject to exceptions), (iv) 50% of the net proceeds received from the issuance of equity (subject to exceptions) and (v) for each fiscal year ending on or after December 31, 2008 (and, at the Company’s election for the second half of the 2007 fiscal year), the difference between (a) 50% of the Excess Cash Flow (as defined in the 2007 Credit Facility) and (b) any voluntary prepayment of the Term Loan or the LC Facility (as defined in the 2007 Credit Facility) (subject to exceptions). If the Term Loan is prepaid or the LC Facility is reduced prior to May 18, 2008 with other indebtedness or another letter of credit facility, the Company may be required to pay a prepayment premium of 1% of the principal amount of the Term Loan so prepaid or LC Facility so reduced if the cost of such replacement indebtedness of letter of credit facility is lower than the cost of the 2007 Credit Facility.
          The 2007 Credit Facility contains affirmative and negative covenants.
•	The affirmative covenants include, among other things: the delivery of unaudited quarterly and audited annual financial statements, all in accordance with generally accepted accounting principles, certain monthly operating metrics and budgets; compliance with applicable laws and regulations (excluding, prior to October 31, 2008, compliance with certain filing requirements under the securities laws); maintenance of existence and insurance; after October 31, 2008, as requested by the Administrative Agent, maintenance of credit ratings; and maintenance of books and records (subject to the material weaknesses previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Form 10-K”)).

•	The negative covenants, which (subject to exceptions) restrict certain of the Company’s corporate activities, include, among other things, limitations on: disposition of assets; mergers and acquisitions; payment of dividends; stock repurchases and redemptions; incurrence of additional indebtedness; making of loans and investments; creation of liens; prepayment of other indebtedness; and engaging in certain transactions with affiliates.
          Events of default under the 2007 Credit Facility include, among other things: defaults based on nonpayment, breach of representations, warranties and covenants, cross-defaults to other debt above $10 million, loss of lien on collateral, invalidity of certain guarantees, certain bankruptcy and insolvency events, certain ERISA events, judgments against the Company in an aggregate amount in excess of $20 million, and change of control events.
          Under the terms of the 2007 Credit Facility, the Company is not required to become current with its SEC periodic filings until October 31, 2008. Until October 31, 2008, the Company’s failure to provide annual audited or quarterly unaudited financial statements, to keep its books and records in accordance with GAAP or to timely file its SEC periodic reports will not be considered an event of default under the 2007 Credit Facility. The timing of the requirement that the Company become current in its SEC periodic filings is aligned with the timing set forth in the waivers obtained under certain of its indentures. As previously disclosed, the indenture governing the Company’s 2.50% Series A Convertible Subordinated Debentures due 2024 and 2.75% Series B Convertible Subordinated Debentures due 2024 was amended to include a waiver of the Company’s SEC reporting requirements under the indenture through October 31, 2008. In addition, the indenture governing the Company’s 5.00% Convertible Senior Subordinated Debentures due 2025 was amended to include a waiver of the Company’s SEC reporting requirements under such indenture through October 31, 2007, or through October 31, 2008 if the Company elects to pay an additional fee to certain holders of such debentures.
          The Company currently expects to file its Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) with the SEC in June 2007, and become current in its periodic SEC filings during the third fiscal quarter of 2007. The Company also expects that it will provide a business update after the filing of its 2006 Form 10-K.
Item 1.02 Termination of a Material Definitive Agreement.
          In connection with entering into the 2007 Credit Facility, the Company and BearingPoint, LLC (the “Borrowers”) terminated the $150 million Senior Secured Credit Facility (the “2005 Credit Facility”) pursuant to that certain Credit Agreement, dated as of July 19, 2005, among the Borrowers, the subsidiaries of the Company parties thereto as guarantors, the lenders party thereto, General Electric Capital Corporation, as Syndication Agent and Collateral Agent, Wells Fargo Foothill, LLC, as Documentation Agent, UBS Securities, LLC, as Lead Arranger, UBS AG, Stamford Branch, as Issuing Bank and Administrative Agent, and UBS Loan Finance LLC, as Swingline Lender, as amended. The material terms and conditions of the 2005 Credit Facility are described in the 2005 Form 10-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2007	BearingPoint, Inc.
	By:	/s/ Judy A. Ethell
		Name:	Judy A. Ethell
		Title:	Chief Financial Officer

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